                                                                      EXHIBIT 21

                       SUBSIDIARIES OF TEMPLE-INLAND INC.

(State of Incorporation) (Percentage of Ownership by Immediate Parent) (Federal
                                Tax I.D. Number)

INLAND CONTAINER CORPORATION I (DELAWARE) (100%) (75-2042862)

  Inland Container Corporation (Delaware)(100%)(13-2946332)
     C.B. Displays, Inc. (Delaware)(100%)(56-1924238)
     El Morro Corrugated Box Corporation (Delaware)(100%)(35-1323144)
     El Morro Corrugated Box Corporation (Puerto Rico)(100%)(66-0274059) Georgia Kraft Company (Delaware)(100%)(75-2212491)
       Sabine River & Northern Railroad Company (Texas)(100%)(34-0969790) IC Holding, Inc.(Delaware)(100%)(75-2559834)
       Rand-Whitney Packaging Corporation (Massachusetts)(100%)(04-2424252)
          Delmar Packaging, Inc. (Delaware)(100%)(59-0981827)
          Rand-Whitney Robertson Corporation (Delaware)(100%)(04-2938624) Inland Argentina, Inc. (Delaware)(100%)(75-2559834)
       Inland Massuh S.A. (Argentina)(50%)
     Inland Chile I, Inc. (Delaware)(100%)(75-2559831)
     Inland Chile II, Inc. (Delaware)(100%)(75-2559773)
       Inland Chile Ltda. (Chile)(100%)
     Inland Container FSC, Inc. (U.S. Virgin Islands)(100%)(66-0412023) Inland International Holding Company (Delaware)(100%)(75-2559772)
       Inland Corrugados de Mexico, S.A. de C.V. (Mexico)(100%)
          Inland Corrugados de Guanajato, S.A. de C.V. (Mexico)(100%) Inland Corrugados de Monterrey, S.A. de C.V. (Mexico)(100%) Inland Corrugados de Sinaloa, S.A. de C.V. (Mexico)(100%)
       TinCorr S.A. (Uruguay)(100%)
     Inland Paper Company, Inc. (Indiana)(100%)(35-1343720)
     Inland Real Estate Investments, Inc. (Indiana)(100%)(35-6019135)
       Crockett Container Corporation (California)(100%)(95-2692965)
          King Container Company (California)(100%)(95-3420258)
     Pakway Container Corporation (Indiana)(100%)(35-1142085)
     Wesland Container LLC (Arkansas)(50%)

TEMPLE-INLAND FOREST PRODUCTS CORPORATION (DELAWARE) (100%) (75-1462427)

  The Angelina Free Press, Inc. (Texas)(100%)(75-1080101)
  Big Tin Barn Inc. (Delaware)(100%)(75-2450632)
  Eastex Incorporated (Texas)(100%)(74-1180064)
  Evadale Realty Company (Delaware)(100%)(74-6047398)
     Bestile Manufacturing Company (California)(100%)(95-1608040) Home Owners Trust Company (Texas)(100%)(74-1482976)
  Sabine Investment Company of Texas, Inc. (Texas)(100%)(75-1308206) Scotch Investment Company (Texas)(100%)(74-1463738)
  Scotch Properties Management Inc. (Delaware)(100%)(75-2242094) Southern Pine Lumber Company (Texas)(100%)(75-1183646)
  Southern Pine Plywood Co. (Texas)(100%)(75-1159301)
  Templar Essex Inc. (Delaware)(100%)(75-2459426)
  Temple Associates, Inc. (Texas)(100%)(75-0777257)
  Temple-Eastex Incorporated (Delaware)(100%)(75-2248412)
  Temple Industries, Inc. (Texas)(100%)(75-0571180)
  Temple-Inland Food Service Corporation (Delaware)(100%)(75-2285370)

  Temple-Inland Forest Products International Inc. (Delaware)(100%)(75-1462427)
     Planfosur S. de R.L. de C.V. (Mexico)(50%)
     Temple Inland Forest Products of Canada Inc. (New Brunswick, Canada)(100%) Temple-Inland Paperboard Specialty Company (Delaware)(100%)(75-2504953) Temple-Inland Recaustisizing Company (Delaware)(100%)(75-2468479) Temple-Inland Recovery Company (Delaware)(100%)(75-2468476)
  Temple-Inland Stores Company (Delaware)(100%)(75-2468477)
  Temple-Inland Trading Company (Delaware)(100%)(75-2604111)
  Temple Lumber Company (Texas)(100%)(75-6018597)
  Texas Southeastern Railroad Company (Texas)(100%)(75-6002614)
  Topaz Oil Company (Texas)(100%)(75-1053707)

TEMPLE-INLAND FINANCIAL SERVICES INC. (DELAWARE) (50%;
  50% BY TEMPLE-INLAND FOREST PRODUCTS CORPORATION)(74-2421034)

     Guaranty Holdings Inc. I (Delaware)(100%)(75-2244180)
       Guaranty Federal Bank, F.S.B. (Federal)(100%)
          Guaranty Group Inc. (Texas)(100%)(75-2515512)
          Guaranty Investment Advisory, Inc. (Texas)(100%)(75-2406252) Participation Purchase Corporation (Nevada)(100%)(74-2676327) Temple-Inland Mortgage Corporation (Nevada)(100%)(74-1878850) Temple-Inland Properties Inc. (Delaware)(100%)(74-2431999)
       Stanford Realty Advisors, Inc. (Delaware)(100%)(75-2426395)
     LIC Investments Inc. (Delaware)(100%)(74-2366105)
     Lumbermen's Investment Corporation (Delaware)(100%)(74-1213624)
       Austin Crest Hotel, Inc. (Texas)(100%)(74-1547526)
       LIC Financial Corporation (Delaware)(100%)(74-2553548)
       Sunbelt Insurance Company (Texas)(100%)(74-1950814)
       TEEC Inc. (Texas)(100%)(75-1962795)
       Timberline Insurance Managers, Inc. (Texas)(100%)(74-1550763)
          Capline Marketing Group (Texas)(50%)(74-2577835)
          Timberline Securities, Inc. (Texas)(100%)(76-2678579) Temple-Inland Capital Inc. (Delaware)(100%)(75-2555146) Temple-Inland Life Inc. (Nevada)(100%)(74-2387096)
       Temple-Inland Insurance Corporation (Delaware)(100%)(75-2045626) Temple-Inland Realty Inc. (Delaware)(100%)(75-2370575)